Supplemental Financial Information Third Quarter Ended September 30, 2020 November 4, 2020 Exhibit 99.2

Forward-Looking Statements This presentation contains “forward-looking statements” (as defined in the Securities Litigation Reform Act of 1995) regarding, among other things, future events or the future financial performance of the Company.  Words such as “anticipate,” “expect,” “project,” “intend,” “believe,” “will,” “estimate,” “may,” “could,” “should,” “outlook,” and “guidance” and words and terms of similar substance used in connection with any discussion of future plans, actions, events or results identify forward-looking statements.   Forward-looking statements are based on information currently available to the Company and involve estimates, expectations and projections. Investors are cautioned that all such forward-looking statements are subject to risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including, but not limited to, the risks and uncertainties related to the COVID-19 pandemic and those otherwise described in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Many of these risks, uncertainties and assumptions are beyond the Company’s ability to control or predict. Because of these risks, uncertainties and assumptions, investors should not place undue reliance on these forward-looking statements. Non-GAAP Financial Information   This presentation includes certain financial measures that were not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), including EBITDA and Adjusted EBITDA. The company uses these non-GAAP financial measures in operating its business because management believes they are less susceptible to variances in actual operating performance that can result from the excluded items. The company presents these financial measures to investors because they believe they are useful to investors in evaluating the primary factors that drive the company's operating performance. The items excluded from these non-GAAP measures are important in understanding LHC Group’s financial performance, and any non-GAAP measures presented should not be considered in isolation of, or as an alternative to, GAAP financial measures. Since these non-GAAP financial measures are not measures determined in accordance with GAAP, have no standardized meaning prescribed by GAAP and are susceptible to varying calculations, these measures, as presented, may not be comparable to other similarly titled measures of other companies.  EBITDA of LHC Group is defined as net income (loss) before income tax benefit (expense), interest expense, and depreciation and amortization expense. Adjusted EBITDA of LHC Group is defined as net income (loss) before income tax expense benefit (expense), depreciation and amortization expense, and transaction costs related to previous transactions. Please visit the Investors section on our website at Investor.LHCgroup.com for additional information on LHC Group and the industry. Nasdaq: LHCG

Table of Contents Company overview Commentary on Q3 2020 COVID-19 update Consolidated results Adjustments to net income Medicare Shared Savings Program Q3 impact Segment results Guidance Acquisitions and joint ventures Quality data Debt and liquidity metrics Focus for remainder of 2020 31-32 Non-GAAP reconciliations 30 29 28 27 26 18-25 17 15-16 13-14 6-12 5 4

Home Health Hospice HCBS Home Health & Hospice Home Health & HCBS Home Health, Hospice, & HCBS LHC Group Overview 549 home health locations 60% Of U.S. population aged 65+ included in service area 111 hospice locations 122 home & community based services locations 12 Long term acute care hospitals locations 29 other service locations 823 total locations 400 leading hospital JV partners 35 states and District of Columbia

After experiencing maximum year-to-date headwinds from COVID-19 in mid-April, organic growth, average daily census and admissions in home health and hospice steadily increased through Q3. Home Health average daily census is currently 12.4% higher than COVID induced low point and 7.1% higher than pre COVID levels. Net service revenue increased 0.4% for Q3 as compared to Q3 2019. While we are pleased to have positive revenue growth during the pandemic, our revenue growth was negatively effected by COVID-19. Adjusted net income attributable to LHC Group’s common stockholders increased 29.8% to $51.3 million, or $1.63 adjusted earnings per diluted share, as compared to Q3 2019. Adjusted EBITDA increased 25.0% to $74.5 million, as compared to Q3 2019. Our confidence remains high in our PDGM execution as we continue to improve on our revenue per episode sequentially and are benefiting from the execution of cost initiatives that were one to two quarters ahead of schedule. Organic growth in admissions for home health locations increased 4.7% for the quarter compared to the same period in 2019 with 13.1% same store sequential growth over the second quarter of 2020. Our non-Medicare episodic same store admissions have grown 34.0% year over year. The majority of this growth is from episodic contracts that pay Medicare rates. Organic growth in admissions for hospice increased 12.8% for the quarter compared to the same period in 2019 with 8.3% same store sequential growth over the second quarter of 2020. Momentum from new physician referral sources continues with nearly 4,600 new home health referral sources added in the third quarter alone. Based on continued improvement in sequential trends and success of operating within new PDGM care models and current reality of the COVID-19 environment, we increased our guidance of net service revenue to $2.06 billion to $2.07 billion ($2.0 billion to $2.05 billion previously), adjusted earnings per diluted share to $4.90 to $5.00 ($4.60 to $4.80 previously) and Adjusted EBITDA of $232 million to $237 million ($220 million to $230 million previously). Commentary on Q3 2020

Multi-disciplinary internal COVID-19 task force continues to meet weekly and send company wide COVID-19 related communications daily. Every employee is screened daily based on CDC guidelines, and every patient (regardless of condition) is seen by a clinician with at least face mask and gloves while COVID patients (confirmed or suspect) are seen by a clinician with full PPE. Since onset of the pandemic, LHC Group has treated nearly 11,567 active patients either COVID confirmed or suspected. LHC Group has invested in the sourcing of PPE, directly and through normal channels, and has ensured adequate par levels of PPE for future use. We have also developed and implemented a more efficient warehousing system and improved our shipping process with more strategic storage locations to ensure timely distribution and receipt of PPE at all locations. We conduct daily online screenings of every employee, perform temperature checks when entering offices and agencies, practice social distancing and wear masks in common areas, enact contact tracing when suspected exposures occur, maintain 25-50% office occupancy according to state mandates, and have thorough office cleaning and disinfecting protocols. Introduced programs to support employees, including a pandemic grant program under our 501(c)(3) LHC Group Purpose Fund, retirement plan amendments, special cash-in opportunities for accumulated paid time off, expanded offerings in our employee assistance program, a wage supplement program for front line direct patient care-giving employees, and a one-time make whole PTO replenishment program for front line direct patient care-giving employees and for any employees who previously donated their PTO hours to them. Implemented cost containment initiatives such as eliminating non-essential travel and expenses and other measures. Liquidity remains strong with no net debt and approximately $500 million from cash and availability on the revolving credit facility. The pandemic has reinforced the preferred setting of care in the home among referring physicians, hospitals, families and patients with an expectation that these stakeholders will increasingly divert admissions from SNFs and other congregate settings to home. COVID-19 Update: General

COVID-19 Update: Home Health and Hospice Growth Trends Same Store Organic Admission Growth by 2020 Period over Same Period in 2019 Jan 2020 Feb 2020 Mar 2020 Q1 2020 Home Health 9.8% 13.4% -1.6% 7.1% Hospice 1.5% 2.5% -3.1% 0.2% Apr 2020 May 2020 Jun 2020 Q2 2020 Home Health -14.3% -6.7% 7.0% -4.7% Hospice -7.2% 2.7% 10.4% 1.8% Jul 2020 Aug 2020 Sept 2020 Q3 2020 Home Health 9.2% 0.0% 5.2% 4.7% Hospice 9.9% 13.3% 15.1% 12.8% Same Store Organic Sequential Growth Q1 2020 vs Q4 2019 Q2 2020 vs Q1 2020 Q3 2020 vs Q2 2020 Home Health 7.4% -11.5% 13.1% Hospice 16.8% 0.6% 8.3%

COVID-19 Update: New Physician Home Health Referral Sources 2019 2020 Growth January 1,392 1,474  5.9% February 1,161 1,282 10.4% March 1,241 1,159 -6.6% April 1,184 1,205 1.8% May 1,169 1,294 10.7% June 1,091 1,497 37.2% July 1,078 1,512 40.3% August 1,150 1,553 35.0% September 1,003 1,517 51.2% September year-to-date 10,469 12,493 19.3%

State % of total HH volume Q2 2020 Q3 2020 Florida 9.0% 5.4% 14.0% Tennessee 8.8% -2.6% 2.3% Kentucky 7.7% -5.0% -1.8% Alabama 7.5% -7.3% 0.5% Mississippi 6.6% -3.2% 0.8% Louisiana 6.3% 6.7% 12.1% Arkansas 6.3% -14.0% 0.8% Pennsylvania 5.6% -16.2% -5.8% Texas 4.8% 7.2% 22.5% West Virginia 4.1% -5.5% 0.8% Georgia 3.3% 3.2% 13.4% New Jersey 3.1% -7.1% 14.2% Ohio 3.0% 3.0% 29.4% Illinois 2.7% -17.1% -0.1% Massachusetts 2.5% -6.3% 19.0% Total % of volume 81.3% COVID-19 Update: Home Health Same Store Organic Admission Growth by 2020 Period over Same Period in 2019 Top 15 States by Admission Volume in the Third Quarter of 2020

COVID-19 Update: Pre COVID-19 Trends Compared with Current Trends continued

Monthly Home Health, Hospice and HCBS Trends

Week Ending	January 2020	February 2020	March 2020	April 2020	May 2020	June 2020	July 2020	August 2020	September 2020	October 2020
Home Health:										
Average census	75,027	77,391	78,515	74,817	76,791	80,983	81,775	82,184	82,805	84,091
Admissions	38,083	36,240	33,859	27,948	31,069	34,465	35,180	34,706	34,418	36,786
Admission of COVID-19 positive patients	-	-	193	1,113	1,438	679	1,319	1,462	842	1,403
Patient declined admission due to COVID-19 concern	-	-	925	558	298	182	179	165	115	103
Missed visits due to COVID-19	-	-	14,995	22,913	4,524	830	1,411	1,175	569	722
LUPA % on PDGM episodes	n/a	n/a	8.8%	11.4%	8.8%	8.2%	8.6%	8.6%	8.9%	7.9%
Virtual visits and Telehealth	34,040	58,241	83,802	98,565	83,741	78,978	77,906	75,403	72,249	63,234
Institutional vs Community admission	63.5%	65.0%	67.3%	58.1%	57.8%	59.4%	60.9%	59.8%	60.8%	63.0%
Hospice:										
Admissions	1,779	1,625	1,656	1,544	1,640	1,685	1,650	1,709	1,718	1,853
Admission of COVID-19 positive patients	-	1	2	36	51	34	68	110	46	41
Average census	4,393	4,433	4,450	4,469	4,524	4,616	4,597	4,615	4,518	4,509
HCBS:										
HCBS billable hours	691,592	629,139	664,868	631,966	638,009	651,926	666,291	638,406	638,009	640,668
HCBS billable hours missed due to COVID-19	-	24	9,735	53,906	52,817	25,707	21,185	20,239	12,865	12,480

LHC GROUP

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COVID-19 Update: Financial Impact of CARES Act Policies Near-term financial benefits are substantial Estimated 2020 financial impact Provider Relief Fund As of September 30, 2020, we have received funds totaling $93.3 million related to the Provider Relief Fund as provided for by the CARES Act. During the three months ended June 30, 2020, we recognized $44.4 million ($27.2 million net of non-controlling interest and tax),or $0.87 per diluted share, in government stimulus income related to general distribution funds received from the Provider Relief Fund. During the three months ended September 30, 2020, we reversed $44.4 million such that we recognized no funds for the nine months ended September 30, 2020. The full amount received, $93.3 million, was recorded as a short-term liability in government stimulus advance in our condensed consolidated balance sheet. It is our intent to return the funds to the government. Advanced Accelerated Payment Since April 2020, we received funds totaling $317.9 million under the Medicare Accelerated and Advance Payment Program as provided for by the CARES Act. The accelerated Medicare payments are interest free and the program currently requires that the Centers for Medicare and Medicaid Services (“CMS”) recoup the accelerated payments beginning 12 months after receipt by the provider by withholding 25% of future Medicare fee-for service payments for claims for eleven months and then withholding 50% of future Medicare fee-for service payments for claims for an additional six months. An interest rate of 4% will be assessed on any outstanding balances after 29 months from the date of the initial advance. Cash flows from operations for the nine months ended 2020 included $317.9 million of accelerated Medicare payments, all of which remains deferred on the balance sheet at September 30, 2020. Payroll Tax Deferral The CARES Act permits employers to defer the deposit and payment of the employer's portion of social security taxes that otherwise would be due between March 27, 2020, and December 31, 2020. The law permits employers instead to deposit half of these deferred payments by the end of 2021 and the other half by the end of 2022. For the nine months ended September 30, 2020, the cash benefit for LHC Group was $33.6 million and we estimate the cash benefit to be $50 million to $55 million in 2020. Sequestration Holiday The CARES Act temporarily suspends Medicare sequestration for the period of May 1 through December 31, 2020. As a result, health care providers can expect to receive an increase in fee-for-service Medicare payments by approximately 2%. The suspension of sequestration provided $11.5 million in additional Medicare revenue during the nine months ended September 30, 2020 and we estimate the total amount to be an approximately $15 million to $20 million positive impact to revenue for the period of May 1 through December 31, 2020.

COVID-19 Update: CARES Act Policy Implications Potential benefits that could lead to new homecare policies post-COVID-19 Policy Benefit Nurse Practioners and Physician Assistants are permanently authorized to order and certify home health services. Nurse Practitioners and Physician Assistants can order and follow a home health plan of care and conduct face-to-face visits. HHS is directed to encourage the use of telehealth, including remote patient monitoring in the home. While not yet a separately reimbursed benefit, it’s a step in the right direction and gives us increased flexibilities for technology in the home. The introduction of the HEAT Act, bipartisan legislation recently introduced in both the House and Senate to reimburse home health agencies for the use of telehealth, could have a material financial benefit and potentially reimburse us for our costs in providing this vital service. Nurse Practitioners and Physician Assistants are permitted to conduct face to face recertification for hospice eligibility via telehealth. Creates greater regulatory flexibilities and greater benefit to our patients in the home.

2020 Adjusted Consolidated Results   Three months ended September 30 Nine months ended September 30 Consolidated Total Adjustments Adjusted Consolidated Consolidated Total Adjustments Adjusted Consolidated Net service revenue $530,684 $0 $530,684 $1,530,875 $0 $1,530,875 Cost of service revenue 305,246 (5,220) 300,026 933,160 (26,775) 906,385 Gross margin 225,438   230,658 597,715   624,490 General and administrative expenses 161,463 (7,724) 153,739 469,903 (18,942) 450,961 Government stimulus income (44,435) 44,435 0 0 0 0 Impairment of intangibles and other 22 (22) 0 622 (622) 0 Operating income (loss) $19,518 $57,401 $76,919 $127,190 $46,339 $173,529 Depreciation 5,217 0 5,217 15,601 0 15,601 Noncontrolling interests 8 (7,626) (7,618) (18,753) 0 (18,753) Earnings before interest, tax and depreciation (EBITDA less NCI) $24,743 $49,775 $74,518 $124,038 $46,339 $170,377 EBITDA less NCI as a percentage of revenue 4.7%   14.0% 8.1%   11.1%

Adjusted Consolidated Results – 2020 vs 2019 Three months ended September 30 Nine months ended September 30 2020 Adjusted Consolidated % of rev 2019 Adjusted Consolidated % of rev 2020 Adjusted Consolidated % of rev 2019 Adjusted Consolidated % of rev Net service revenue $530,684   $528,499   $1,530,875   $1,548,926   Cost of service revenue 300,026 56.5% 331,433 62.7% 906,385 59.2% 970,675 62.7% Gross margin 230,658 43.5% 197,066 37.3% 624,490 40.8% 578,251 37.3% General and administrative expenses 153,739 29.0% 137,328 26.0% 450,961 29.5% 418,272 27.0% Operating income $76,919 14.5% $59,738 11.3% $173,529 11.3% $159,979 10.3% Depreciation 5,217   4,412   15,601   12,812   Noncontrolling interests (7,618)   (4,534)   (18,753)   (14,017)   Earnings before interest, tax and depreciation (EBITDA less NCI) $74,518   $59,616   $170,377   $158,774   EBITDA less NCI as a percentage of revenue 14.0%   11.3%   11.1%   10.3%

Adjustments to Net Income PRE-TAX ADJUSTMENTS Q3 2020 Q3 2019 YTD 2020 YTD 2019 Acquisition and de novo expenses (1) $2,492 $11,731 $4,556 $28,305 Closures/relocations/consolidations (2) $0 $1,302 $1,174 $6,536 COVID-19 PPE, supplies and other expenses (3) $10,474 $0 $40,609 $0 Provider Relief Fund (PRF) (5) $44,435 $0 $0 $0 NCI associated with PRF (6) $(7,626) $0 $0 $0 Provider moratorium impairment (7) $0 $0 $0 $6,000 Total $49,775 $13,033 $46,339 $40,841 ADJUSTMENTS NET OF TAX Q3 2020 Q3 2019 YTD 2020 YTD 2019 Acquisition and de novo expenses (1) $1,829 $8,482 $3,345 $20,463 Closures/relocations/consolidations (2) $0 $941 $866 $4,722 COVID-19 impact: PPE, supplies and other expenses (3) $7,689 $0 $29,967 $0 CARES Act tax benefit (4) $0 $0 $(2,210) $0 Provider Relief Fund (PRF) (5) $32,882 $0 $0 $0 NCI associated with PRF (6) $(5,643) $0 $0 $0 Provider moratorium impairment (7) $0 $0 $0 $4,332 Total $36,757 $9,423 $31,968 $29,517 *See footnotes on page 16

Adjustments to Net Income per Diluted Share

ADJUSTMENTS NET OF TAX	Q3 2020	Q3 2019	YTD 2020	YTD 2019
Acquisition and *de novo* expenses (1)	$0.05	$0.27	$0.11	$0.66
Closures/relocations/consolidations (2)	$0	$0.03	$0.03	$0.15
COVID-19 impact:				
PPE, supplies and other expenses (3)	$0.25	$0	$0.95	$0
CARES Act tax benefit (4)	$0	$0	$(0.07)	$0
Provider Relief Fund (PRF) (5)	$1.05	$0	0	$0
NCI associated with PRF (6)	$(0.18)	$0	$0	$0
Provider moratorium impairment (7)	$0	$0	$0	$0.14
Total	**$1.17**	**$0.30**	**$1.02**	**$0.95**

Footnotes:

1. Expenses and other costs associated with recently announced or completed acquisitions and *de novos* ($2.5 million and $4.6 million pre-tax in the third quarter and first nine months of 2020, respectively).
2. Loss on the sale of an asset and other expenses associated with a closure on consolidation (none in the third quarter and $1.2 million pre-tax in the first nine months of 2020).
3. COVID-19 related expenses for purchases of personal protective equipment (PPE), supplies and employee benefit expenses including bonuses and increased wages, wage supplements and PTO replenishments for front line caregivers ($10.5 million and $40.6 million pre-tax in the third quarter and first nine months of 2020, respectively).
4. Tax benefit related to new legislation in the Coronavirus Aid, Relief, and Economic Security Act ("CARES Act") which lifts certain tax deduction limitations and eliminates 80% of taxable income limitations for Net Operating Losses ("NOL"), which we are now able to fully utilize NOLs associated with Almost Family prior to the merger.
5. Based on improved current and projected future results, the Company intends to return the entire $93.3 million in funds it has received from the Provider Relief Fund (PRF) under the CARES Act and for the consolidated results for the third quarter of 2020 has reversed the $44.4 million in government stimulus income recognized during the second of 2020 related to general distribution funds received from the PRF ($44.4 million pre-tax).
6. Non-controlling interest distributed to our Joint Venture partners in association with the government stimulus income recognized during the second quarter of 2020 ($7.6 million pre-tax) was reversed in the three months ended September 30, 2020 based on the reversal of the government stimulus income recognized during the second quarter of 2020.
7. During the first quarter of 2019, the Company recorded $6.0 million of moratoria impairment as a result of the Centers for Medicare and Medicaid Services ("CMS") action to remove all federal moratoria with regard to Medicare provider enrollment. In assigning fair value acquired in acquisitions as required by ASC 805, Business Combinations, the Company had assigned fair value to Certificates of need or license moratoria, as applicable, in certain states.

LHC GROUP

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Medicare Shared Savings Program Q3 Impact Adjusted Q3 (Includes $9.6 million in MSSP*) Q3 with budgeted MSSP (Includes $5.0 million in MSSP*) Normalized Q3 (Excluding MSSP*) Revenue $530.7 million $526.1 million $521.1 million EPS $1.63 $1.52 $1.40 EBITDA $74.5 million $70.0 million $65.0 million The Healthcare Innovations (“HCI”) segment provides strategic health management services to Accountable Care Organizations ("ACOs") that have been approved to participate in the Medicare Shared Savings Program ("MSSP"). The HCI segment has service agreements with ACOs that provide for sharing of MSSP payments received by the ACO, if any. The MSSP payment is calculated in the third quarter of each year. The MSSP is an alternative payment model in which eligible providers, hospitals, and suppliers are rewarded for achieving better health for individuals, improving population health, and lowering growth in healthcare expenditures. Our HCI segment received $9.6 million in payments from CMS and the Medicare Shared Savings Program in the third quarter of 2020 as compared to a budget of $5 million. *

Three Months Ended Sep. 30, 2020 Adjusted Segment Results

	Home health services	Adjustments	Adjusted Home health services	Hospice services	Adjustments	Adjusted Hospice services	HCBS services	Adjustments	Adjusted HCBS services
Net service revenue	$373,450		$373,450	$59,801		$59,801	$48,387		$48,387
Cost of service revenue	205,523	(4,324)	201,199	37,180	(534)	36,646	36,664	(17)	36,647
Gross margin	167,927		172,251	22,621		23,155	11,723		11,740
General and administrative expenses	118,792	(5,552)	113,240	16,668	(801)	15,867	10,937	(858)	10,079
Government stimulus income	(35,019)	35,019	0	(4,731)	4,731	0	(2,865)	2,865	0
Impairment of intangibles and other	22	(22)	0	0	0	0	0	0	0
Operating income (loss)	$14,094	$44,917	$59,011	$1,222	$6,066	$7,288	($2,079)	$3,740	$1,661
Add back Depreciation	3,043		3,043	509		509	418		418
Less Noncontrolling interests	157	(6,226)	(6,069)	(321)	(980)	(1,301)	153	(178)	(25)
Earnings before interest, tax and depreciation (EBITDA less NCI)	$17,294	$38,691	$55,985	$1,410	$5,086	$6,496	($1,508)	$3,562	$2,054
EBITDA less NCI as a percentage of revenue	4.6%		15.0%	2.4%		10.9%	-3.1%		4.2%

	Facility-based services	Adjustments	Adjusted Facility-based services	HCI	Adjustments	Adjusted HCI services
Net service revenue	$33,344		$33,344	$15,702		$15,702
Cost of service revenue	22,213	(345)	21,868	3,666		3,666
Gross margin	11,131		11,476	12,036		12,036
General and administrative expenses	11,439	(459)	10,980	3,627	(54)	3,573
Government stimulus income	(1,656)	1,656	0	(164)	164	0
Impairment of intangibles and other	0	0	0	0	0	0
Operating income (loss)	($1,964)	$2,460	$496	$8,245	$218	$8,463
Add back Depreciation	945		945	302		302
Less Noncontrolling interests	12	(242)	(230)	7	0	7
Earnings before interest, tax and depreciation (EBITDA less NCI)	($1,007)	$2,218	$1,211	$8,554	$218	$8,772
EBITDA less NCI as a percentage of revenue	-3.0%		3.6%	54.5%		55.9%

LHC GROUP

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Nine Months Ended Sep. 30, 2020 Adjusted Segment Results

	Home health services	Adjustments	Adjusted Home health services	Hospice services	Adjustments	Adjusted Hospice services	HCBS services	Adjustments	Adjusted HCBS services
Net service revenue	$1,081,143	$0	$1,081,143	$181,387	$0	$181,387	$144,526	$0	$144,526
Cost of service revenue	$631,109	($20,258)	610,851	$112,485	($2,562)	109,923	$113,864	($2,378)	111,486
Gross margin	450,034		470,292	68,902		71,464	30,662		33,040
General and administrative expenses	345,024	(13,312)	331,712	49,560	(2,142)	47,418	33,520	(1,898)	31,622
Government stimulus income	0	0	0	0	0	0	0	0	0
Impairment of intangibles and other	22	(22)	0	600	(600)	0	0	0	0
Operating income (loss)	$104,988	$33,592	$138,580	$18,742	$5,304	$24,046	($2,858)	$4,276	$1,418
Depreciation	9,132		9,132	1,545		1,545	1,217		1,217
Noncontrolling interests	(14,371)	0	(14,371)	(3,452)	0	(3,452)	275	0	275
Earnings before interest, tax and depreciation (EBITDA less NCI)	$99,749	$33,592	$133,341	$16,835	$5,304	$22,139	($1,366)	$4,276	$2,910
EBITDA less NCI as a percentage of revenue	9.2%		12.3%	9.3%		12.2%	-0.9%		2.0%

	Facility-based services	Adjustments	Adjusted Facility-based services	HCI	Adjustments	Adjusted HCI services
Net service revenue	$96,664	$0	$96,664	$27,155	$0	$27,155
Cost of service revenue	$64,340	($1,487)	62,853	$11,362	($90)	11,272
Gross margin	32,324		33,811	15,793		15,883
General and administrative expenses	31,984	(1,458)	30,526	9,815	(132)	9,683
Government stimulus income	0	0	0	0	0	0
Impairment of intangibles and other	0	0	0	0	0	0
Operating income (loss)	$340	$2,945	$3,285	$5,978	$222	$6,200
Depreciation	2,810		2,810	897		897
Noncontrolling interests	(1,228)	0	(1,228)	23	0	23
Earnings before interest, tax and depreciation (EBITDA less NCI)	$1,922	$2,945	$4,867	$6,898	$222	$7,120
EBITDA less NCI as a percentage of revenue	2.0%		5.0%	25.4%		26.2%

LHC GROUP

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Home Health Segment
Adjusted Segment Results – 2020 vs 2019

	Three months ended September 30,				Nine months ended September 30,			
	2020 Adjusted Home health services	% of rev	2019 Adjusted Home health services	% of rev	2020 Adjusted Home health services	% of rev	2019 Adjusted Home health services	% of rev
Net service revenue	$373,450		$375,599		$1,081,143		$1,113,887	
Cost of service revenue	201,199	53.9%	234,729	62.5%	610,851	56.5%	685,190	61.5%
Gross margin	172,251	46.1%	140,870	37.5%	470,292	43.5%	428,697	38.5%
General and administrative expenses	113,240	30.3%	99,043	26.4%	331,712	30.7%	303,185	27.2%
Operating income	$59,011	15.8%	$41,827	11.1%	$138,580	12.8%	$125,512	11.3%
Depreciation	3,043		2,557		9,132		7,369	
Noncontrolling interests	(6,069)		(3,577)		(14,371)		(11,305)	
Earnings before interest, tax and depreciation (EBITDA less NCI)	$55,985		$40,807		$133,341		$121,576	
EBITDA less NCI as a percentage of revenue	15.0%		10.9%		12.3%		10.9%	

- Home Health Adjusted EBITDA margin improved 410 basis points in the third quarter of 2020 compared to the same period in 2019. Gross margin improved 860 basis points due to cost initiatives related to PDGM and a reduction in visits and transportation caused by the COVID-19 pandemic but was offset by an increase of 390 basis points in general and administrative expense as a percent of revenue in the third quarter of 2020 as compared to the same period in 2019. The increase in G&A as a percent of revenue is due to lower home health revenue per episode due to a decrease in patient acuity caused by the COVID-19 pandemic and an increase in G&A expense due to cost associated with an investment in our technology infrastructure of approximately $4 million in the third quarter.

- Home Health Adjusted EBITDA margin improved 200 basis points sequentially from 13.0% in the second quarter of 2020 to 15.0% in the third quarter of 2020.

- Revenue from sequestration suspension in the third quarter of 2020 was $5.1 million.

LHC GROUP

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% of P2s out of total 30-day periods Institutional admit % LUPA % 60-day case mix March 2020 42.8% 67.3% 8.8% 1.0260 April 2020 43.1% 58.1% 11.4% 0.9926 May 2020 44.0% 57.8% 8.8% 0.9904 June 2020 44.2% 59.4% 8.2% 0.9957 July 2020 43.4% 60.9% 8.6% 1.0065 August 2020 43.7% 59.8% 8.6% 1.0076 September 2020 44.2% 60.8% 8.9% 1.0064 October 2020 43.0% 63.0% 7.9% 1.0134 Home Health Revenue Factors The first 30-day period in an episode is referred to as P1 or Period 1. All other subsequent 30-day periods are referred to as P2. P1 is considered an early episode and receives a higher payment than a P2. Q1 2020 Q2 2020 Q3 2020 Home Health $2,797 $2,771 $2,824 % change compared to prior year -1.9% -2.5% -1.4% % change sequentially -0.9% 1.9% Revenue per completed Medicare episode

Hospice Segment
Adjusted Segment Results – 2020 vs 2019

	Three months ended September 30,				Nine months ended September 30,			
	2020 Adjusted Hospice services	% of rev	2019 Adjusted Hospice services	% of rev	2020 Adjusted Hospice services	% of rev	2019 Adjusted Hospice services	% of rev
Net service revenue	$59,801		$62,028		$181,387		$168,821	
Cost of service revenue	36,646	61.3%	35,497	57.2%	109,923	60.6%	103,191	61.1%
Gross margin	23,155	38.7%	26,531	42.8%	71,464	39.4%	65,630	38.9%
General and administrative expenses	15,867	26.5%	15,081	24.3%	47,418	26.1%	43,380	25.7%
Operating income	$7,288	12.2%	$11,450	18.5%	$24,046	13.3%	$22,250	13.2%
Depreciation	509		455		1,545		1,311	
Noncontrolling interests	(1,301)		(1,213)		(3,452)		(2,712)	
Earnings before interest, tax and depreciation (EBITDA less NCI)	$6,496		$10,692		$22,139		$20,849	
EBITDA less NCI as a percentage of revenue	10.9%		17.2%		12.2%		12.3%	

- Hospice adjusted EBITDA margin was 10.9% in the third quarter of 2020 which included a $2.2 million decrease in revenue from the write-off of accounts receivables associated with certain acquired hospice locations. Normalized adjusted EBITDA margin for the third quarter of 2020 is 14.0%.
- Hospice adjusted EBITDA margin was 17.2% in the third quarter of 2019 which included a $3.0 million improvement in the implicit price concession that was a result of better overall cash collections. Normalized adjusted EBITDA margin for the third quarter of 2019 was 13.0%.
- Revenue from sequestration suspension in the third quarter of 2020 was $1.2 million.

LHC GROUP

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Home and Community Based Services Segment Adjusted Segment Results – 2020 vs 2019

	Three months ended September 30,				Nine months ended September 30,			
	2020 Adjusted HCBS services	% of rev	2019 Adjusted HCBS services	% of rev	2020 Adjusted HCBS services	% of rev	2019 Adjusted HCBS services	% of rev
Net service revenue	$48,387		$53,411		$144,526		$157,610	
Cost of service revenue	36,647	75.7%	39,366	73.7%	111,486	77.1%	118,532	75.2%
Gross margin	11,740	24.3%	14,045	26.3%	33,040	22.9%	39,078	24.8%
General and administrative expenses	10,079	20.8%	10,720	20.1%	31,622	21.9%	32,009	20.3%
Operating income	$1,661	3.4%	$3,325	6.2%	$1,418	1.0%	$7,069	4.5%
Depreciation	418		338		1,217		966	
Noncontrolling interests	(25)		180		275		757	
Earnings before interest, tax and depreciation (EBITDA less NCI)	$2,054		$3,843		$2,910		$8,792	
EBITDA less NCI as a percentage of revenue	4.2%		7.2%		2.0%		5.6%	

- Home and Community-Based Services Adjusted EBITDA margin declined 300 basis points in the third quarter of 2020 compared to the same period in 2019. The decline was due to a reduction in billable hours due to the COVID-19 pandemic.
- Home and Community-Based Services Adjusted EBITDA margin improved 130 basis points sequentially from 2.9% in the second quarter of 2020 to 4.2% in the third quarter of 2020.
- Home and Community-Based Services billable hours increased 1.1% sequentially over the second quarter of 2020.

LHC GROUP

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Facility-Based Services Segment
Adjusted Segment Results – 2020 vs 2019

	Three months ended September 30,				Nine months ended September 30,			
	2020 Adjusted Facility-based services	% of rev	2019 Adjusted Facility-based services	% of rev	2020 Adjusted Facility-based services	% of rev	2019 Adjusted Facility-based services	% of rev
Net service revenue	$33,344		$28,715		$96,664		$84,391	
Cost of service revenue	21,868	65.6%	18,508	64.5%	62,853	65.0%	53,654	63.6%
Gross margin	11,476	34.4%	10,207	35.5%	33,811	35.0%	30,737	36.4%
General and administrative expenses	10,980	32.9%	9,498	33.1%	30,526	31.6%	27,771	32.9%
Operating income	$496	1.5%	$709	2.5%	$3,285	3.4%	$2,966	3.5%
Depreciation	945		785		2,810		2,310	
Noncontrolling interests	(230)		67		(1,228)		(779)	
Earnings before interest, tax and depreciation (EBITDA less NCI)	$1,211		$1,561		$4,867		$4,497	
EBITDA less NCI as a percentage of revenue	3.6%		5.4%		5.0%		5.3%	

- Facility-Based Adjusted EBITDA margin declined 180 basis points in the third quarter of 2020 compared to the same period in 2019 due to higher cost of service as a percent of revenue caused by an increase in contract labor and higher wages during COVID-19 pandemic. Normalized EBITDA margin for the third quarter excluding higher contract labor and wages was 8.8%.
- Revenue from sequestration suspension in the third quarter of 2020 was $204,000.
- Revenue from the LTAC qualifying payment replacing site-neutral payment during the Public Health Emergency was $6.4 million in the third quarter of 2020.

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Healthcare Innovations Segment Adjusted Segment Results – 2020 vs 2019 Three months ended September 30, Nine months ended September 30, 2020 Adjusted HCI services % of rev 2019 Adjusted HCI services % of rev   2020 Adjusted HCI services % of rev 2019 Adjusted HCI services % of rev Net service revenue $15,702   $8,746     $27,155   $24,217   Cost of service revenue 3,666 23.3% 3,333 38.1%   11,272 41.5% 10,108 41.7% Gross margin 12,036 76.7% 5,413 61.9%   15,883 58.5% 14,109 58.3% General and administrative expenses 3,573 22.8% 2,986 34.1%   9,683 35.7% 11,927 49.3% Operating income $8,463 53.9% $2,427 27.7% $6,200 22.8% $2,182 9.0% Depreciation 302   277   897   856   Noncontrolling interests 7   9     23   22   Earnings before interest, tax and depreciation (EBITDA less NCI) $8,772   $2,713     $7,120   $3,060   EBITDA less NCI as a percentage of revenue 55.9%   31.0%     26.2%   12.6%   The increase in revenue in the third quarter of 2020 as compared to the third quarter in 2019 is due to the receipt of a higher Medicare Shared Savings Payment (MSSP) of $9.6 million as compared to $2.9 million in the third quarter of 2019.

Increased FY 2020 Guidance Original FY 2020 Guidance issued on February 27, 2020 Reinstated FY 2020 Guidance issued on August 5, 2020 Updated FY 2020 Guidance Revenue $2.13 billion to $2.18 billion $2.0 billion to $2.05 billion $2.06 billion to $2.07 billion EPS $4.60 to $4.80 $4.60 to $4.80 $4.90 to $5.00 EBITDA $230 million to $240 million $220 million to $230 million $232 million to $237 million

Acquisition and Joint Ventures Accelerate Again in Second Half of 2020 Acquisition/Joint Venture Partner State Date Closed Locations Annual Revenue DFW Home Health Texas Health Resources/Methodist Health System Texas 1/1/2020 1 $2,400,000 LifePoint Health LifePoint Health Arkansas 1/1/2020 2 $5,400,000 Southeast Louisiana HomeCare Ochsner Health System Louisiana 1/1/2020 5 $16,000,000 Mederi Caretenders/Mederi Private Care Orlando Health System Florida 8/1/2020 6 $3,500,000 University Health Care System University Health Care System Georgia/South Carolina 10/1/2020 10 $8,300,000 Santa Rita Hospice N/A Colorado 10/1/2020 1 $550,000 CHRISTUS Health CHRISTUS Health Texas 11/1/2020 1 $1,600,000 Total acquired or announced revenue in 2020 $37,750,000

Industry-Leading Quality and Patient Satisfaction 85% of LHC Group same-store providers have CMS 4 stars or greater for quality Quality October 2020 LHC Group excluding 2019 acquisitions 4.27 LHC Group with 2019 acquisitions 4.23 National average 3.25 Patient Satisfaction October 2020 LHC Group excluding 2019 acquisitions 4.42 LHC Group with 2019 acquisitions 4.41 National average 3.98 100% of LHC Group home health and hospice agencies are Joint Commission accredited or are in the accreditation process within 12 to 18 months after acquisition. Approximately 15% of all Medicare certified home health agencies nationwide are Joint Commission accreditation. 90% of LHC Group same-store providers have CMS 4 stars or greater for patient satisfaction

Debt and Liquidity Metrics Outstanding Debt (amounts in thousands) As of Sep. 30, 2020 Total Debt – Balance Sheet $20,000 Less: Cash $253,764 Net Debt NA Net debt to estimated TTM adjusted EBITDA ratio NA Credit Facility (amounts in thousands) As of Sep. 30, 2020 Revolver Size $500,000 Less: Outstanding Revolver $20,000 Less: Medicare Advanced Payments and Provider Relief Funds $411,200 Less: Letters of Credit $24,800 Available Liquidity $44,000 Plus: Cash $253,764 Plus: Accordion $200,000 Total Liquidity $497,764 Cash Flow (amounts in thousands) As of Sep. 30, 2020 Free Cash Flow (3 Months Ended) $9,578 + Cash adjustments net of tax to 2020 EBITDA 36,757 = Adjusted Free Cash Flow (3 Months Ended) $46,335 DSO’s 54 days

Focus for Remainder of 2020 Continue the successful execution of our PDGM clinical pathway and efficiency plan. Maintain disciplined capital allocation with new joint ventures and other M&A activity. Accelerate plans for unlocking untapped potential of co-location strategy. Maximize value of Healthcare Innovations business. Maintain proactive posture to COVID-19 pandemic response. Continue to lead the industry in quality and patient satisfaction scores. Capture market share gains and incremental contributions from recent joint ventures and other acquisitions. Capture opportunistic share in each market from anticipated consolidation caused by PDGM and RAP elimination. Continue our focus as an industry leader in key areas around employee recruitment and retention including vacancy rate and voluntary turnover. Prioritize the safety and protection of our employees, patients and communities we serve.

Non-GAAP Reconciliations (Amounts in thousands, unaudited)

RECONCILIATION OF ADJUSTED NET INCOME ATTRIBUTABLE TO LHC GROUP	Three Months Ended Sep. 30,	Three Months Ended Sep. 30,	Nine Months Ended Sep. 30,	Nine Months Ended Sep. 30,
	2020	2019	2020	2019
Net income attributable to LHC Group, Inc.'s common stockholders	$14,500	$30,067	$81,216	$73,923
Add (net of tax):				
Acquisition and *de novo* expenses[1]	1,829	8,482	3,345	20,463
Closures/relocations/consolidations[2]	-	941	866	4,722
COVID-19 impact:				
PPE, supplies and other expenses[3]	7,689	-	29,967	-
CARES Act tax benefit[4]	-	-	(2,210)	-
Provider Relief Fund (PRF)[5]	32,882		-	
NCI Associated with PRF[6]	(5,643)		-	
Provider moratorium impairment[7]	-	-	-	4,332
Adjusted net income attributable to LHC Group, Inc.'s common stockholders	$51,257	$39,490	$113,184	$103,440

RECONCILIATION OF ADJUSTED NET INCOME ATTRIBUTABLE TO LHC GROUP PER DILUTED SHARE	Three Months Ended Sep. 30,	Three Months Ended Sep. 30,	Nine Months Ended Sep. 30,	Nine Months Ended Sep. 30,
	2020	2019	2020	2019
Net income attributable to LHC Group, Inc.'s common stockholders per diluted share	$0.46	$0.96	$2.59	$2.37
Add (net of tax):				
Acquisition and *de novo* expenses[1]	0.05	0.27	0.11	0.66
Closures/relocations/consolidations[2]	-	0.03	0.03	0.15
COVID-19 impact:				
PPE, supplies and other expenses[3]	0.25	-	0.95	-
CARES Act tax benefit[4]	-	-	(0.07)	-
Provider Relief Fund (PRF)[5]	1.05	-	-	-
NCI Associated with PRF[6]	(0.18)	-	-	-
Provider moratorium impairment[7]	-	-	-	0.14
Adjusted net income attributable to LHC Group, Inc.'s common stockholders	$1.63	$1.26	$3.61	$3.32

Footnotes are on page 32

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Non-GAAP Reconciliations (Amounts in thousands, unaudited)

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA)

	Three Months Ended September 30, 2020	Three Months Ended September 30, 2019	Nine Months Ended September 30, 2020	Nine Months Ended September 30, 2019
Net income	$14,500	$30,067	$81,216	$73,923
Add:				
Income tax expense	4,595	9,508	23,181	22,665
Interest expense, net	431	2,596	4,040	8,533
Depreciation and amortization	5,217	4,412	15,601	12,812
Adjustment items (*)	49,775	13,033	46,339	40,841
Adjusted EBITDA	**$74,518**	**$59,616**	**$170,377**	**$158,774**
(*) Adjustment items (pre-tax):				
Acquisition and *de novo* expenses [1]	$2,492	$11,731	$4,556	$28,305
Closures/relocations/consolidations [2]	-	1,302	1,174	6,536
COVID-19 expenses [3]	10,474	-	40,609	-
Provider Relief Fund (PRF) [5]	44,435	-	-	-
NCI associated with PRF [6]	(7,626)	-	-	-
Provider moratorium impairment [7]	-	-	-	6,000
Total adjustments	**$49,775**	**$13,033**	**$46,339**	**$40,841**

Footnotes:

1. Expenses and other costs associated with recently announced or completed acquisitions and *de novos* ($2.5 million and $4.6 million pre-tax in the third quarter and first nine months of 2020, respectively).
2. Loss on the sale of an asset and other expenses associated with a closure on consolidation (none in the third quarter and $1.2 million pre-tax in the first nine months of 2020).
3. COVID-19 related expenses for purchases of personal protective equipment ("PPE"), supplies and employee benefit expenses including bonuses and increased wages, wage supplements and PTO replenishments for front line caregivers ($10.5 million and $40.6 million pre-tax in the third quarter and first nine months of 2020, respectively).
4. Tax benefit related to new legislation in the Coronavirus Aid, Relief, and Economic Security Act ("CARES Act") which lifts certain tax deduction limitations and eliminates 80% of taxable income limitations for Net Operating Losses ("NOL"), which we are now able to fully utilize NOLs associated with Almost Family prior to the merger.
5. Based on improved current and projected future results, the Company intends to return the entire $93.3 million in funds it has received from the Provider Relief Fund (PRF) under the CARES Act and for the consolidated results for the third quarter of 2020 has reversed the $44.4 million in government stimulus income recognized during the second of 2020 related to general distribution funds received from the PRF ($44.4 million pre-tax).
6. Non-controlling interest distributed to our Joint Venture partners in association with the government stimulus income recognized during the second quarter of 2020 ($7.6 million pre-tax) was reversed in the three months ended September 30, 2020 based on the reversal of the government stimulus income recognized during the second quarter of 2020.
7. During the first quarter of 2019, the Company recorded $6.0 million of moratoria impairment as a result of the Centers for Medicare and Medicaid Services ("CMS") action to remove all federal moratoria with regard to Medicare provider enrollment. In assigning fair value acquired in acquisitions as required by ASC 805, Business Combinations, the Company had assigned fair value to Certificates of need or license moratoria, as applicable, in certain states.

LHC GROUP

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